GAYLORD CONTAINER CORPORATION
                       SUPPLEMENTAL RETIREMENT PLAN


                                 SECTION 1

                               Introduction

          1.1  The Plan and Its Effective Date.  Gaylord
Container Corporation Supplemental Retirement Plan (the "plan") has been established by Gaylord Container Corporation, a Delaware corporation (the "company"), effective January 1, 1994 (the
"effective date").

          1.2 Purpose. The company maintains the Gaylord Container Corporation Retirement Plan (the "retirement plan"), which is intended to meet the requirements of a "qualified plan" under the Internal Revenue Code. While the Internal Revenue Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), place limitations on the maximum amount of benefits which may be paid from a qualified plan, the Act permits the payment under a nonqualified plan of the benefits which may not be paid under the qualified plan because of such limitations. The purpose of this plan is to provide to a select group of management or highly compensated employees benefits which are earned but may not be provided under the retirement plan because of the maximum benefit limitations of the Internal Revenue Code and ERISA.


                                 SECTION 2

                        Participation and Benefits

          2.1 Eligibility. The persons designated at Schedule A hereto, as it may be amended from time to time by the Compensation Committee of the Board of Directors (the
"committee"), shall be participants in the plan.

          2.2 Amount of Benefits. Subject to the conditions and limitations of the plan, if a participant in this plan who is a participant in the retirement plan becomes entitled to a benefit thereunder and such benefit has been limited as a result of the Maximum Benefit Limitations imposed by Sections 401(a)(17) or 415 of the Internal Revenue Code of 1986, as amended (as such Maximum Benefit Limitations are incorporated in the retirement plan), he shall be entitled to receive under this plan the portion of his pension benefit under the retirement plan, determined without regard to the Maximum Benefit Limitations therein, which exceeds the pension benefit payable to him under the retirement plan after applying such Maximum Benefit Limitations.

          2.3 Payment of Benefits. A participant's benefit under this plan shall be paid to him, or in the event of his death to his beneficiary, in a lump sum or in installments over a reasonable period of time not to exceed ten years, as determined by the committee in its discretion. In calculating the amount of such lump sum or installment payments, actuarial equivalence shall be calculated based on the actuarial assumptions as set forth in Section 7.5 of the Retirement Plan; provided, that if the lump sum payment as calculated in accordance with Section 7.5 of the Retirement Plan is in excess of $25,000, the amount payable as a lump sum shall be recalculated using an interest rate equal to 120% of the interest rate specified in the Retirement Plan; provided, further, that in no event shall the value determined in such recalculation be less than $25,000.
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          2.4  Funding.  Benefits payable under this plan to a
participant or his beneficiary shall be paid directly by the company. The company shall not be required to segregate on its books or otherwise any amount to be used for payment of benefits under this plan.


                                 SECTION 3

                            General Provisions

          3.1 Committee. This plan shall be administered by the committee responsible for administration of the retirement plan. The committee shall have, to the extent appropriate, the same powers, rights, duties and obligations with respect to this plan as it has with respect to the retirement plan.

          3.2 Beneficiary. A participant's "beneficiary" under this plan means any person who becomes entitled to benefits under the retirement plan because of the participant's death; provided that, if a participant dies while his benefits under this plan are payable to him in installments, his beneficiary under this plan shall be either (i) the person or persons designated by him by signing and filing a beneficiary designation form in the time and manner prescribed by the committee or if the beneficiary designated in (i) above dies before the date of the participant's death, any one or more of the participant's estate and his relatives by blood or marriage, in such proportions as the committee shall determine.

          3.3 Employment Rights. Establishment of the plan shall not be construed to give any participant the right to be retained in the company's service or to any benefits not specifically provided by the plan.

          3.4 Interests Not Transferable. Except as to withholding of any tax under the laws of the United States or any state, the interests of the participants and their beneficiaries under the plan are not subject to the claims of their creditors and may not be voluntarily or involuntarily transferred, assigned, alienated or encumbered. No participant shall have any right to any benefit payments hereunder prior to his termination of employment with the company and all other Gaylord Companies, as defined in the retirement plan.

          3.5 Payment with Respect to Incapacitated Participants or Beneficiaries. If any person entitled to benefits under the plan is under a legal disability or in the committee's opinion is incapacitated in any way so as to be unable to manage his financial affairs, the committee may direct the payment of such benefit to such person's legal representative or to a relative or friend of such person for such person's benefit, or the committee may direct the application of such benefits for the benefit of such person in any manner which the committee may select that is consistent with the plan. Any payments made in accordance with the foregoing provisions of this section shall be a full and complete discharge of any liability for such payments.

          3.6 Limitation of Liability. To the extent permitted by law, no person (including the company, its Board of Directors, the committee, any present or former member of the company's Board of Directors or the committee, and any present or former officer of the company) shall be personally liable for any act done or omitted to be done in good faith in the administration of the plan.

          3.7 Controlling Law. The laws of Illinois shall be controlling in all matters relating to the plan.

          3.8 Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the plural shall include the singular and the singular shall include the plural.

          3.9 Action by the Company. Any action required of or permitted by the company under the plan shall be by resolution of the committee.

          3.10 Successor to the Company. The term "company" as used in the plan shall include any successor to the company by reason of merger, consolidation, the purchase of all or substantially all of the company's assets or otherwise.


                                 SECTION 4

                         Amendment and Termination

          While the company expect to continue the plan, it must necessarily reserve and hereby does reserve the right to amend the plan from time to time or to terminate the plan at any time; provided that no amendment of the plan, including any amendment to Schedule A, nor the termination of the plan may cause the reduction or cessation of any benefits that were accrued as of the date of such amendment or termination and otherwise would be payable under this plan, but for such amendment or termination.

          IN WITNESS WHEREOF, this plan has been executed on behalf of the company by its duly authorized officers as of the day and year first above written.

                              GAYLORD CONTAINER CORPORATION



                              By: /s/ Daniel P. Casey
                                  ------------------------
                             Its: Executive Vice President
                                  ------------------------


ATTEST:


By:  /s/ David F. Tanaka
     -------------------
Its: Secretary
     -------------------